Exhibit 99.1

RGS Energy Divests The Real Goods Store to Focus on Residential Solar

LOUISVILLE, CO, December 8, 2014 – RGS Energy (NASDAQ:RGSE), one of the nation’s largest and most recognized rooftop installers of solar equipment, has completed the sale of its retail and catalog business, to John Schaeffer, a member of the company’s board of directors, for $1 million.

The company previously announced the terms of the sale in a press release and Form 10-Q when it reported its results for the third quarter of 2014 on November 19, 2014. The assets of the business include real estate, inventory, retail and online operations located in Hopland, California.

Schaeffer is a noted environmentalist, author and entrepreneur who founded the Real Goods business in 1978, and has since been actively involved in its leadership. He will continue to serve as a non-employee director of RGS Energy.

“I’m excited to focus on The Real Goods Store and eCommerce businesses, while continuing as an RGS Energy board member,” said Schaeffer. “The Real Goods Store and Solar Living Institute have been leaders in the sustainable living movement for more than 36 years, as evidenced by our recently published 14th edition Solar Living Source Book. I look forward to working with RGS Energy’s CEO, Dennis Lacey, to promote the many synergies between these two businesses.”

Lacey commented: “John has made tremendous contributions to the solar industry and environmental movement, and especially to RGS Energy. This transaction places The Real Goods Store in good hands and we look forward to Real Goods Store continuing to provide us solar referrals. The divestiture also allows us to focus RGS Energy’s resources, including the funds from this sale, on our residential and small commercial solar installation businesses.

About RGS Energy

RGS Energy (NASDAQ: RGSE) is one of the nation’s largest and most recognized rooftop installers of solar equipment, serving residential and small business customers in the mainland U.S. and Hawaii. Beginning with one of the very first photovoltaic panels sold in 1978, the company has installed tens of thousands solar power systems. RGS Energy makes it very convenient for customers to save on their energy bill by providing a comprehensive solar solution, from design, financing, permitting and installation to ongoing monitoring, maintenance and support.

The company has 14 offices across the West and the Northeast and one in Hawaii. For more information, visit RGSEnergy.com, on Facebook at www.facebook.com/rgsenergy and on Twitter at www.twitter.com/rgsenergy. RGS Energy is a trade name and RGS Energy makes filings with the Securities and Exchange Commission under its official name “Real Goods Solar, Inc.” These documents are available on both the EDGAR section of the SEC’s website at www.sec.gov and the Investor Relations section of the Company’s website at www.rgsenergy.com. For more information about the company, visit www.rgsenergy.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they provide our current beliefs, expectations, assumptions and forecasts about future events, and include statements regarding our future results of operations and financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “anticipate,” “believe,” “plan,” “estimate,” “expect,” “future,” “intend,” “may” and similar expressions as they relate to us are intended to identify such forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, without limitation, the following: our ability to generate synergies between RGS Energy and the retail and catalog business described in this press release, the ability of the retail and catalog business described in this press release generating solar referrals to RGS Energy, our ability to convert backlog into revenues, our ability to become profitable, and such other factors as discussed throughout Part I, Item 1A, Risk Factors and Part II, Item 7, Management’s Discussion and Analysis of Financial Conditions and Results of Operations of our Annual Report on Form 10-K for the year ended December 31, 2013 and Part I, Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Quarterly Reports on Form 10-Q.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media and Investor Relations Contact

Ron Both

Liolios Group, Inc.

Tel 1-949-574-3860

RGSE@liolios.com